DIREXION FUNDS
                  RULE 22C-2 SHAREHOLDER INFORMATION AGREEMENT

This Rule 22c-2 Shareholder Information Agreement ("Agreement") is entered into as of march 26, 2007, with an effective date of April 16, 2007, between. DIREXION FUNDS ("Fund Company"), and Security Distributors, Inc., a _________________________("Intermediary").

      WHEREAS, Fund Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest ("Shares") in the separate series of the Fund Company listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds");

      WHEREAS, Intermediary meets the definition of Financial Intermediary;

      WHEREAS, Fund Company desires on behalf of each Fund to enter into this Agreement with Intermediary in order for each Fund to comply with its obligations under Rule 22c-2 under the Investment Company Act of 1940;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Fund Company and Intermediary agree as follows:

      1.    AGREEMENT TO PROVIDE INFORMATION.

      Intermediary agrees to provide the Fund or its designee, upon written request, certain information to include the following:

            o The taxpayer identification number ("TIN"), the individual/international taxpayer identification number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Shareholder(s) of an account or accounts maintained by the Intermediary during the period covered by the request; and

            o The amount, date, name or other identifier of any investment professional(s) or financial adviser associated with the Shareholder(s) or account(s) (if known); and

            o Transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of Shares held through the account or accounts.

      2.    PERIOD COVERED BY REQUEST.

      Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund or its designee may request transaction information older than ninety (90) days from the date of the request as the Fund or its designee deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

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      3.    FORM AND TIMING OF RESPONSE.

      (a) Intermediary agrees to provide the requested information specified in Section 1 to the Fund or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If requested by the Fund or its designee, Intermediary agrees to use best efforts (i) to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a Financial Intermediary ("indirect intermediary") and (ii) upon further request of the Fund or its designee, either (A) to provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (B) to restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund or its designee whether it plans to perform (i) or (ii).

      (b) Responses required by this Section 3 must be communicated in writing and in a format mutually agreed upon by the parties.

      (c) To the extent practicable, the format for any transaction information provided to the Fund or its designee should be consistent with the NSCC Standardized Data Reporting Format.

      4.    LIMITATIONS ON USE OF INFORMATION.

      The Fund and its designee agree not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

      5.    AGREEMENTS TO RESTRICT TRADING.

      (a) Intermediary agrees to execute written instructions from the Fund or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund or its designee as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

      (b) FORM OF INSTRUCTION. Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restrictions(s) to be executed. If the TIN, ITIN or GI1 is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

      (c) TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Fund or its designee.

      (d) CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Fund or its designee that instructions from the Fund or its designee to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

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      6.    APPLICABILITY TO AFFILIATES.

      The Intermediary acknowledges and agrees that the Intermediary has identified and/or will identify to the Fund Company all persons affiliated with the Intermediary and known to the Intermediary who meet the definition of "Intermediary" as set forth in Section 7 of this Ageement. In the event that any such person is not so identified, such person shall be deemed to be subject to the terms and conditions of this Agreement until such person has entered into a separate agreement with the Fund Company.

      7.    DEFINITIONS.

            a.    Definitions

                        i.    The term "Financial Intermediary" or
                              "Intermediary" includes (1) any broker, dealer, bank, or other entity that holds securities of record issued by the Fund in a nominee name; and
                              (2) in the case of pariticipant-directed employee benefit plan that owns securities issued by the Fund (i) a retirement plan administrator under ERISA or (ii) any entity that maintains the plan's participants records.

                        ii. The term "Fund" includes the fund's principal underwriter and transfer agent.

                        iii. The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment company Act of 1940 that are held by the Intermediary.

                        iv. The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name.

                              ALTERNATIVE FOR USE WITH RETIREMENT PLAN
                              RECORDKEEPS: The term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

                              ALTERNATIVE FOR USE WITH INSURANCE COMPANIES: The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

                        v. The term "written" includes electronic writings and facsimile transmissions.

      8.    AMENDMENTS.

      The Fund Company may unilaterally modify this Agreement at any time by written notice to the Intermediary to comport with the requirements of applicable law, any amendments to Rule 22c-2 and any interpretations by the staff of the Securities and Exchange Commission. The first order placed by the Intermediary subsequent to the giving of such notice shall be deemed acceptance by the Intermediary of the modification described in such notice.

      9.    THIRD-PARTY BENEFICIARIES.

      As required by Rule 22c-2, the Fund Company is entering into this agreement on behalf of each Fund listed on SCHEDULE A. Each Fund shall have the right to enforce all terms and provisions of this Agreement against any and all parties hereto and or otherwise involved in the activities contemplated herein.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

Security Distributors, Inc.                 Accepted:
---------------------------
Intermediary

One Security Benefit Place                  DIREXION FUNDS
--------------------------
Street Address

/s/ topeka  ks     66636                    /s/ Ron Fernandes
---------------------------                 -------------------------------
City     State    Zip Code                  Authorized Signature      Date
                                            Ron Fernandes
                                            Chief Executive Officer

/s/ Gregory J-Garvia Pres   3/27/07
-----------------------------------
Authorized Signature         Date

/s/ Gregory J-Garvia Pres
-------------------------
Name and Title

                          RETURN SIGNED AGREEMENTS TO:
                                 DIREXION FUNDS
                                800 BOYLSTON ST.
                          PRUDENTIAL TOWER, SUITE 1575
                                BOSTON, MA 02199

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                                   SCHEDULE A

                              INVESTOR CLASS SHARES

--------------------------------------------------------------------------------
FUND                                 CUSIP     SYMBOL   TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
Total Market Bull 2.5x Fund        254939879   DXTLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
S&P 500(R) Bull 2.5x Fund          254939705   DXSLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
S&P 500(R) Beai 2.5x Fund          254939804   DXSSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
NASDAQ-100(R) Bull 2.5x Fund       254939200   DXQLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
NASDAQ-100(R) Bear 2.5x Fund       254939101   DXQSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Mid Cap Bull 2.5x Fund             254939606   DXMLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Small Cap Bull 2.5x Fund           254939838   DXRLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Small Cap Bear 2.5x Fund           254939820   DXRSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Dollar Bear 2.5x Fund              254939671   DXDDX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Japan Bull 2x Fund                 254939408   DXJLVX   3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Emerging Markets Bull 2x Fund      254939630   DXELX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Emerging Markets Bear 2x Fund      254939622   DXESX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Developed Markets Bull 2x Fund     254939614   DXDLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Developed Market Bear 2x Fund      254939598   DXDSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Latin America Bull 2x Fund         254939507   DXZLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Commodity Bull 2x Fund             254939655   DXCLX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
10 Year Note Bull 2.5x Fund        254939689   DXKLX    3:55 p.m. Eastern Time
-----------------------------------------------------------------------   ------
10 Year Note Bear 2.5x Fund        254939770   DXKSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
NASDAQ(R) -100 Bull 1.25x Fund     254939846   POTCX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
S&P(R) 500 Bear Ix                 254939853   PSPSX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
DOW SM  30 Bull 1.25x Fund         254939812   PDOWX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------
Dynamic High Yield Bond Fund       254939762   PDHYX    2:00 P.M. EASTERN TIME
--------------------------------------------------------------------------------
High Yield Bear Fund               254939754   PHBRX    2.00 P.M. EASTERN TIME
--------------------------------------------------------------------------------
US Government Money Market         254939747   DXMXX    3:55 p.m. Eastern Time
--------------------------------------------------------------------------------

EVOLUTION FUNDS
                              INVESTOR CLASS SHARES

--------------------------------------------------------------------------------
FUND                                 CUSIP     SYMBOL   TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
Evolution Total Return Fund        254939564   PETRX    4:00 p.m. Eastern Time
-------------------------------------------------------------- -----------------
Evolution Large Cap Fund           254939572   PEVLX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Evolution Small Cap Fund           254939580   PEVSX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Evolution Managed Bond Fund        254939796   PEMVX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Evolution All-Cap Equity Fund      254939788   PEVEX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------

SPECTRUM FUNDS

                              ADVISOR CLASS SHARES

--------------------------------------------------------------------------------
FUND                                 CUSIP     SYMBOL   TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
Spectrum Equity Opportunity Fund   254939713   SFEOX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Spectrum Global Perspective Fund   254939721   SFGPX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Spectrum High Yield Plus Fund      254939739   SFHYX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------

PSI CALENDAR EFFECTS FUNDS

                              INVESTOR CLASS SHARES

--------------------------------------------------------------------------------
FUND                                 CUSIP     SYMBOL   TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
PSI Calendar Effects Fund          254939648   PCALX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
PSI Cote Strength Fund             254939549   DXCSX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
PSI Macro Trends Fund              254939531   DXMTX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
PSI Total Return Fund              254939523   DXTRX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------

HCM FUNDS

                              SERVICE CLASS SHARES

--------------------------------------------------------------------------------
FUND                                 CUSIP     SYMBOL   TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
HCM Freedom Fund                   254939697   HCMFX    4:00 p.m. Eastern Time
--------------------------------------------------------------------------------

VP FUNDS

--------------------------------------------------------------------------------
FUND                                 CUSIP              TRADING NOTICE DEADLINE
--------------------------------------------------------------------------------
Evolution VP Managed Equity Fund   25459Q204            4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Evolution VP Managed Bond Fund     25459Q105            4:00 p.m. Eastern Time
--------------------------------------------------------------------------------
Dynamic VP High Yield Bond Fund    25459Q303            2:00 p.m. Eastern Time
--------------------------------------------------------------------------------